Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Bay Banks Of Virginia, Inc.

Kilmarnock, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-112947) and in the related Prospectus, of our report, dated January 21, 2005, relating to the consolidated financial statements of Bay Banks of Virginia, Inc. and subsidiaries, included in the 2004 Annual Report of Shareholders and incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

March 16, 2005

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